Exhibit 23.1



CONSENT  OF  INDEPENDENT  AUDITORS




The Board of Directors
Xiox Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-4989, 33-16019, 33-37686, 33-42433, 33-88996 and 33-39703) on Form S-8
of Xiox Corporation of our report dated February 13, 1998, relating to the consolidated balance sheets of Xiox Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report is incorporated by reference in the December 31, 1997, annual report on Form 10-KSB of Xiox Corporation.


                                                 /s/ KPMG Peat Marwick LLP
                                                 -------------------------------
                                                     KPMG Peat Marwick LLP


March 27, 1998
Mountain View, California